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                                 MARSHALL INDUSTRIES
                           NONQUALIFIED STOCK OPTION GRANT

1.  IDENTIFICATION

This Nonqualified Stock Option Grant (this "Option Grant") is made by and between Marshall Industries, a California corporation ("Marshall"), and SEI Investments BV, a Dutch limited liability company ("SEI"), as of ________, 1997.

2.  GRANT OF OPTION

Subject to the terms and conditions of this Option Grant, Marshall hereby grants to SEI an option (the "Option") to purchase 874,545 shares of Marshall's authorized and unissued Common Stock. The number of shares covered by the Option shall not exceed five percent (5%) of the issued and outstanding common stock of Marshall giving effect to the exercise of the Option. If the number of shares covered by the Option at any time exceeds five percent (5%), the total number of shares shall be reduced accordingly. The Option is a nonqualified stock option.

3.  TERM; EXERCISE

3.1.  TERM

Subject to the terms and conditions of this Option Grant, the Option is immediately exercisable. Unless previously exercised pursuant to this
Article 3, the Option shall terminate at 5:00 p.m. Pacific time on, and shall not be exercisable after __________, 1999. (1)

3.2.  NOTICE OF EXERCISE

SEI shall exercise the Option by (i) notifying in writing the Secretary of Marshall of SEI's election to exercise the Option and stating the number of shares to be purchased and (ii) paying in full the purchase price as provided in Section 3.3.

3.3.  PAYMENT OF PURCHASE PRICE

The purchase price for any shares of Common Stock with respect to which SEI exercises this Option shall be $34.5685 per share and shall be paid in full promptly after SEI gives notice of exercise as provided in Section 3.2. The purchase price shall be paid in cash or by wire transfer in United States Dollars to an account designated by Marshall.


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(1)  date to be two (2) years after the Grant Date.


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4.  ISSUANCE OF SHARES

Promptly after Marshall's receipt of notification of exercise provided for in
Section 3.2 and SEI's payment in full of the purchase price, Marshall shall deliver, or cause to be delivered, to SEI a certificate for the whole number of shares with respect to which the Option is being exercised by SEI. Shares issued upon exercise of the Option shall be registered in the name of SEI.
If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require Marshall or SEI to take any action prior to the issuance to SEI of the shares of Common Stock of Marshall specified in the written notice of election to exercise the Option, the date for the delivery of such shares shall be postponed until the completion of such action.

5.  ASSIGNMENT OR TRANSFER

This Option is not assignable or transferable.

6.  NO RIGHTS AS SHAREHOLDER

SEI shall have no rights as a shareholder with respect to shares of the Common Stock covered by this Option until the date of the issuance of a stock certificate or stock certificates evidencing issuance of such shares upon SEI's exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate or stock certificates are issued, except as provided in Article 7.

7.  MODIFICATION AND TERMINATION

7.1. If the number of issued and outstanding shares of Common Stock changes as a result of a stock split, reverse stock split, stock dividend recapitalization, or any other change in the capital structure of Marshall, the number of shares subject to the Option and the price per share of the Option (but not the total price thereof) shall be adjusted so that upon exercise of the Option, SEI will receive the same number of shares it would have received had it been the holder of all shares subject to its outstanding Option immediately before the effective date of the change in the number of issued shares of Common Stock. The adjustment shall not result in the issuance of fractional shares.

7.2. If Marshall liquidates, merges, reorganizes, or consolidates with any other corporation in which Marshall is not the surviving corporation or Marshall becomes a wholly-owned subsidiary of another corporation, any part of the Option that has not yet been exercised shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the Option or to issue substitute options in place thereof. If the Option is to be cancelled in accordance with the foregoing, SEI shall have the right, exercisable during the thirty (30)-day period ending


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on the thirtieth (30th) day prior to such liquidation, merger or consolidation, to exercise SEI's Option, in whole or in part.

7.3. The grant of the Option shall not affect in any way the right or power of Marshall to make adjustments, reclassifications, reorganizations, or changes in its capital structure, to merge, consolidate or dissolve; to change its business structure; or to liquidate, sell or transfer all or any part of the business or assets.

8.  COMPLIANCE WITH SECURITIES LAWS

SEI acknowledges that the shares to be delivered upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Act") nor does Marshall have any obligation to so register such shares. Therefore, such shares are what is known as "lettered" or "restricted" securities under the Act, and as a consequence, the shares cannot be transferred in any manner without full compliance with all provisions of the Act. At the time this Option is exercised, Marshall may require SEI to execute any documents or take any action which may be then necessary to comply with the Act and the rules and regulations adopted thereunder, or any other applicable federal or state laws, including the request for, and enforcement of, letters of investment intent and/or legal opinions from SEI's United States counsel that such transfer complies with the Act, such requirements to be determined by Marshall in its judgment as necessary to assure compliance with such laws. Marshall shall not be obligated to issue any shares upon the exercise of this Option unless the issuance, in the judgment of Marshall's Board of Directors, is in full compliance with all applicable laws, governmental rules and regulations, any undertaking of Marshall made under the Act, any state securities laws, and stock exchange agreements of Marshall.

9.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10. INTEGRATION

This Option Grant constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, except for that certain Registration Rights Agreement dated as of September 15, 1994 by and between Marshall and Sonepar Electronique International ("Sonepar") which is being transferred from Sonepar to SEI concurrently with the execution of this Option Grant.

11.  AMENDMENTS; WAIVERS

This Option Grant may be amended only by agreement in writing of the parties hereto. No waiver of any provision nor consent to any exception to the terms of this Stock


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Option shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

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IN WITNESS WHEREOF, this Nonqualified Stock Option Grant is executed by the parties on the date below.

Executed on ________, 1997



Marshall Industries               SEI Investments BV

By:                               By:
   ------------------------          -------------------------
    Name:                              Name:
    Title:                             Title:


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